Exhibit 99.01

MEDIA CONTACT:

Gabriele Collier

Silicon Image, Inc.

Phone: 408-616-4088

gabriele.collier@siliconimage.com

INVESTOR CONTACT:

Mike Bishop

Investor Relations – The Blueshirt Group

Phone: 415-217-4968

mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES FINANCIAL COMMUNITY EVENTS

SUNNYVALE, Calif., March 2, 2011 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in advanced, interoperable HD connectivity solutions for consumer electronics, today announced that Camillo Martino, chief executive officer, and Noland Granberry, chief financial officer, will participate in the following events with the financial community:

Northland Capital Markets Growth Conference

Date: Thursday, March 3, 2011

Location: Roosevelt Hotel, New York, NY

Additional Information: Interested parties can download an updated investor presentation at http://ir.siliconimage.com/events.cfm. This conference has no formal presentation.

ROTH 23rd Annual OC Growth Stock Conference

Date: Tuesday, March 15, 2011

Location: Ritz-Carlton Hotel, Laguna Niguel, CA.

Additional Information: The Silicon Image presentation is scheduled to begin at 3:00 p.m. PDT (6:00 p.m. EDT) and will be webcast live. Interested parties can access the webcast on the Silicon Image investor relations website at http://ir.siliconimage.com/events.cfm. The archived webcast will be available for at least 90 days.

About Silicon Image, Inc.

Silicon Image is a leading provider of advanced, interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics, mobile, and PC markets. The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™. Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras. Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, as well as the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link). Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com/.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

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